SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 29, 2001



                            F2 Broadcast Network Inc.
    ------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Nevada                      0-15435                     84-0974303
 -------------------------   --------------------------     -------------------
 (State or other jurisdiction  (Commission File           (IRS Employer
          of incorporation)       Number)                    Identification No.)



                      6425 Northwest 9th Avenue, Suite 102
                            Fort Lauderdale, FL 33309
                          - -------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (954) 736-1800
                                                            --------------


           6421 Congress Avenue, Suite 115, Boca Raton, Florida 33487 (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.
        --------------------------------

         Not applicable.

Item 2. Acquisition or Disposition of Assets.
        ------------------------------------

         Not applicable.

Item 3.  Bankruptcy or Receivership.
         --------------------------

         Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.
         ---------------------------------------------

         Not applicable.

Item 5. Other Events.
        ------------

The Company has reached a definitive agreement on the sale of its 80% ownership of the common stock of First Films, Inc. and will close on the transaction on or before Wednesday, June 20, 2001. The sales price is for approximately $450,000 cash. The Company will be relieved of all liabilities of First Films, Inc. and its subsidiaries, which include the Comedy Works comedy club in Denver, CO. Approximately $120,000 of the sales price will be held in escrow an be released to the Company under terms of a separate escrow agreement.

Additionally, the Company has received approval from the Federal Communications and anticipates closing the sale of its radio station assets on July 31, 2001.

Item 6.  Resignations of Registrant's Directors.
         --------------------------------------

         Not applicable.

Item 7. Financial Statements And Exhibits.
        ---------------------------------

(a)      Financial Statements - None.

(b)      Exhibits - None.
                                                      SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 18, 2001                                 F2 BROADCAST NETWORK INC.


                                            By:      /s/ Howard B. Stern
                                                    ----------------------------
                                                     Howard B. Stern, Chief
                                                     Executive Officer